Exhibit 10.3

AMENDED AND RESTATED DEVELOPMENTAL CONSULTING AGREEMENT

This Amended and Restated Developmental Consulting Agreement (the “Agreement”) is entered into as of March 31, 2009 (the “Amendment Date”), by and among Alphatec Spine, Inc., a Delaware corporation with a principal place of business at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011 (the “Company”), Stout Medical Group LP, a limited partnership company organized under the laws of the state of Delaware, and having a place of business at 410 East Walnut Street, Suite #8, Perkasie, Pennsylvania 18944 (“Service Provider”) and for purposes of Sections 3.2, 3.3, 11.14 and Article 7 hereof only Alphatec Holdings, Inc., a Delaware corporation with a principal place of business at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92008 (“Holdings”). Company and Service Provider are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Reference is made to that certain Developmental Consulting Agreement dated March 3, 2008 (the “Effective Date”) between the parties to this Amendment (the “Original Agreement”); and

WHEREAS, The Parties desire to amend and restate the Agreement as set forth herein.

Now, therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties hereto, the Parties hereto agree that the Original Agreement is hereby amended and restated in its entirety as follows:

1. DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified.

1.1 “Affiliate” shall mean any company, corporation, partnership, limited liability company, trust, or other business entity that directly or indirectly controls, is controlled by, or is under common control with a designated person or entity, and for such purpose “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

1.2 “Common Stock” shall mean the common stock of Holdings, and any securities into which such common stock may hereafter be reclassified, converted or exchanged.

1.3 “Company Indemnitees” and “Service Provider Indemnitees” (each individually an “Indemnitee”) shall have the meaning given in Article 8.

1.4 “Confidential Information” shall mean with respect to a Party (the “Receiving Party”), all information which is disclosed by the other Party (the “Disclosing Party”) to the Receiving Party hereunder or to any of its employees, consultants, Affiliates, licensees or sublicensees, except to the extent that the Receiving Party can demonstrate by written record or other suitable physical evidence

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that such information, (a) as of the date of disclosure is demonstrably known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party; (c) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (d) is independently developed by or for the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party. Any information in relation to the subject matter of this Agreement disclosed by a Party under that certain Mutual Confidentiality Agreement between the parties dated the 2nd day of July, 2007 shall, subject to the foregoing exceptions, be considered Confidential Information for purpose of this Agreement.

1.5 “FDA” shall mean the United States Food and Drug Administration and any successor agency or authority thereto.

1.6 “Guarantee and Agreement” shall mean the guarantee and agreement of Holdings set forth in Section 11.14 hereof.

1.7 “In-Field Products” shall have the meaning given in Section 5.3.

1.8 “Joint Inventions” shall have the meaning given in Section 5.3.

1.9 “License Agreement” shall mean that certain Amended and Restated License Agreement as of even date herewith between the Parties relating to Company’s license of Technology in the Licensed Field from the Service Provider.

1.10 “Licensed Field” shall mean: (i) [***]; or (ii) [***].

1.11 “Licensed Product” shall mean any product sold by Company, its Affiliates or Sublicensees that embodies or uses any aspect of the Licensed Patent Rights and/or the Licensed Technology (as such terms are defined in the License Agreement).

1.12 “Net Sales” shall mean the gross amount invoiced by or otherwise payable to the Company, any of its Affiliates or any Sublicensee on account of sales or other transfers of an In-Field Products anywhere in the Territory during a designated period less to the extent otherwise then or previously included in amounts invoiced for such In-Field Products and in respect of which no previous deduction was taken):

1.12.1	trade, cash and quantity discounts or rebates actually allowed or taken on In-Field Products, including discounts or rebates to governmental or managed care organizations;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.12.2	credits or allowances actually given or made for rejection of, and for uncollectible amounts (except to the extent later collected) on, or return of previously sold In-Field Products;

1.12.3	any charges for insurance, freight, and other transportation costs directly related to the delivery of In-Field Products to the extent included in the gross invoiced sales price;

1.12.4	any tax, tariff, duty or governmental charge levied on the sales, transfer, transportation or delivery of an In-Field Products (including any tax such as a value added or similar tax or government charge), other than franchise or income tax of any kind whatsoever; and

1.12.5	any import or export duties or their equivalent borne.

“Net Sales” shall not include amounts invoiced by or otherwise payable to the Company, any of its Affiliates and/or any Sublicensees for In-Field Products sold or otherwise transferred to the Company or any of its Affiliates and/or its Sublicensees, unless the In-Field Products is consumed by the invoiced entity.

1.13 “Restricted Stock Agreement” shall have the meaning set forth in Section 3.2 hereof.

1.14 “Services” shall have the meaning set forth in Section 2.1 hereof.

1.15 “Shares” shall have the meaning set forth in Paragraph. 3.4.1(a) hereof.

1.16 “Statement of Work” shall have the meaning set forth in Section 2.1 hereof.

1.17 “Sublicensee” shall mean any Third Party to whom Company grants a sublicense of some or all of the rights granted to Company under this Agreement.

1.18 “Technology” shall mean all of the following intangible legal rights, whether or not filed, perfected, registered or recorded, applicable to the Licensed Field: (i) inventions, patents, patent disclosures, patent rights, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations, utility models, industrial designs and design patents or any extensions thereof, (ii) rights associated with works of authorship, including without limitation, copyrights, copyright applications and copyright registrations and (iii) any and all proprietary ideas, inventions, discoveries, Confidential Information, data, results, formulae, designs, specifications, methods, processes, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary control and manufacturing data and materials, whether or not patentable.

1.19 “Term” shall have the meaning given in Section 9.1.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.20 “Territory” shall mean all countries and jurisdictions of the world.

1.21 “Third Party” shall mean any person or entity other than Company, Service Provider and their respective Affiliates.

1.22 “Triggering Event” shall mean (i) the filing of a 510(k) application with the FDA (as defined below) with respect to a Licensed Product, or (ii) the initiation of an Investigational Device Exemption with the FDA with respect to a Licensed Product.

2. PROFESSIONAL SERVICES

2.1 Statement of Work. The Company hereby engages the Service Provider to provide professional services (the “Services”) set forth on Schedule A attached hereto (the “Statement of Work”), and the Service Provider hereby accepts such engagement. The Service Provider agrees to perform for the Company the Services, and to provide to the Company the work product set forth in Schedule A attached hereto. Schedule A may only be amended by mutual written agreement of the Parties.

2.2 Location and Access. Except as otherwise stated in the Statement of Work, the Service Provider shall perform the Services at the Service Provider’s premises or such other premises that the Company and the Service Provider may agree in writing.

2.3 Records and Reports. The Service Provider shall keep accurate written records of its activities under this Agreement and shall make such records available to the Company upon request. Unless otherwise stated in the Statement of Work, the Service Provider shall provide the Company with periodic written reports on such activities. The Service Provider shall also provide the Company with such other reports that the Company may periodically request during the term of this Agreement.

3. PAYMENTS

3.1 Cash Remuneration To the Service Provider. The Company shall pay the Service Provider two-hundred forty thousand dollars ($240,000) in cash in twelve (12) monthly payments of twenty thousand dollars ($20,000) each (with the first such first retainer payment due July 30, 2009, and each subsequent retainer payment due thirty (30) days thereafter) (the “Cash Retainer”); provided however, that in the event that a Triggering Event occurs prior to the date that all such monthly payments shall have been made, all then unpaid amounts of the Cash Retainer shall become due and payable when scheduled or if earlier within thirty (30) days of the occurence of the Triggering Event.

3.2 Issuance of Restricted Common Stock to the Service Provider. The Service Provider and the Company agree and acknowledge that prior to the Effective Date, the Company issued to the Service Provider a stock certificate representing 101,944 shares of restricted Common Stock, represented by stock certificate number ATEC-00585, dated April 15, 2008 (the “Restricted Common Stock”). The Restricted Common Stock shall be subject to an Amended and Restated Restricted Stock Agreement between the parties dated on or about the date hereof (the “Amended and Restated Restricted Stock Agreement”).

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3 Matters Related to the Issuance of Common Stock.

3.3.1	Representations, Warranties and Certain Covenants of the Company. The Company represents, warrants and covenants that:

(a) Assuming the covenant of Service Provider contained in Subsection 3.3.2 of this Agreement is complied with, the issuance to Service Provider of each share of Common Stock (all shares so issued the “Shares”) will be in compliance with all applicable federal and state securities laws in connection with the offer, issuance and sale of the securities.

(b) The execution, delivery and performance of this Agreement by Holdings, the issuance and sale of the Shares and the consummation by Holdings of the other transactions by it contemplated hereby do not and will not on the date of the issuance and sale of the Shares (i) conflict with or violate any provision of Holdings’ or any of its subsidiaries certificates or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of Holdings or any of its subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which Holdings or any of its subsidiaries is a party or by which any property or asset of Holdings or any such subsidiary is bound or affected, in each case with respect to this Subsection (ii), to a degree that would have a material adverse effect on the assets or results of operations of Holdings or its subsidiaries when considered as a whole (a “Material Adverse Effect”), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Holdings or any such subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Holdings or any such subsidiary is bound or affected, in each case with respect to this Subsection (iii), to a degree that would have a Material Adverse Effect.

(c) Prior to the issuance of the Shares, Holdings shall obtain all consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations, and make all filings or registrations with any court or other federal, state, local or other governmental authority or other person that is required in order to issue the Shares.

(d) The Shares, when issued in accordance herewith, will be (i) duly authorized, (ii) duly and validly issued, (iii) fully paid and nonassessable, and (iv) free and clear of all liens imposed by Holdings, other than restrictions on transfer provided for herein.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) At all times prior to the second anniversary of the issuance of the Shares during which there are Shares outstanding which have not been previously (i) sold or transferred to or through a broker or dealer or underwriter in a public distribution, or (ii) sold or transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the case of either Subsection (i) or Subsection (ii) in such a manner that, upon the consummation of such sale or transfer, all transfer restrictions and restrictive legends with respect to such Shares are removed upon the consummation of such sale or transfer, Holdings shall use its commercially reasonable efforts to: (1) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about Holdings, and (2) furnish to the Service Provider such non-publicly available reports and documents of Holdings as Service Provider may reasonably request to avail itself of Rule 144 of the Securities Act, or any similar rule or regulation of the United States Securities Exchange Commission allowing Service Provider to sell the Shares without registration.

3.3.2	Representations and Warranties of the Service Provider. The Service Provider represents and warrants that (i) it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act; (ii) it is acquiring the Shares for investment for the Service Provider’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, without prejudice, however, to Service Provider’s right to at all times to sell or otherwise dispose of any or all of the Shares so issued in compliance with applicable federal and state securities laws and (iii) it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such Shares.

3.3.3	Restrictions on the Shares. Service Provider understands and agrees that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares must be held indefinitely. The Service Provider agrees and acknowledges that the following legend will be placed on the back of any certificate evidencing the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT WITH THIS CORPORATION, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE CORPORATION OR WILL BE MADE AVAILABLE UPON REQUEST.”

3.3.4	Limitation on the Number of Shares Issued. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate number of Shares issued pursuant to this Agreement be greater than nine and nine-tenths percent (9.9%) of the number of shares of Common Stock outstanding on the Effective Date. In the event that an issuance of Shares pursuant to this Agreement would cause an aggregate issuance of Shares that is more than nine and nine-tenths percent (9.9%) of the number of shares of Common Stock outstanding on the Effective Date, the Company shall make a cash payment to the Service Provider equal to the difference between cash value of the Shares that were scheduled to be issued pursuant to this Agreement, and the value of the Shares that were actually issued after giving effect to the limitation set forth in this Section 3.3.4.

3.4 Service Provider Expenses. Company will also pay all out-of-pocket costs incurred by the Service Provider in connection with the provision of the Services, including costs of any materials utilized, [***]. Company and Service Provider shall equally split any travel costs incurred by Service Provider in connection with any development meetings that occur in the Carlsbad, CA area; provided that prior to such meeting the Company and Service Provider shall mutually agree on which representatives of the Service Provider shall attend such meetings. Company shall reimburse the Service Provider for all travel costs incurred at the request of the Company, provided that such travel is requested by the Company. The foregoing sentence shall specifically exclude all development meetings in the Carlsbad, CA area. All reimbursement described in this Section 3.4 will be invoiced monthly by the Service Provider and invoices and are payable net 45 days.

3.5 Payments to the Company. The Service Provider shall refund to Company four-hundred thousand dollars ($400,000) (the “Company Refund”) that had been paid to the Service Provider pursuant to the Original Agreement, with the such Company Refund being due and payable on April 15, 2009.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4. PROTECTED INFORMATION

4.1 Confidential Information. Each Party recognizes that the other Party’s Confidential Information constitutes highly valuable and proprietary confidential information. Each Party agrees that during the Term and for five (5) years thereafter, it will keep confidential, and will cause its employees, consultants, Affiliates and sublicensees to keep confidential, all Confidential Information of the other Party. Neither Party nor any of their respective employees, consultants, Affiliates or sublicensees shall use Confidential Information of the other Party for any purpose whatsoever other than exercising any rights granted to it or reserved by it hereunder. Without limiting the foregoing, each Party may disclose information to the extent such disclosure is reasonably necessary to (a) file, prosecute or defend litigation in accordance with the provisions of this Agreement or (b) comply with applicable laws, regulations (including those of the United States Securities Exchange Commission) or court orders; provided, however, that if a Party is required to make any such disclosure of the other Party’s Confidential Information in connection with any of the foregoing, it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to cooperate with such other Party in efforts to secure confidential treatment of such information required to be disclosed. Each Party agrees that any Confidential Information disclosed by a Party under that certain Mutual Confidentiality Agreement between the Parties dated the 2nd day of July 2007 shall be protected by the obligations set forth therein through the date hereof and from and after the date hereof shall be protected by the obligations as to Confidential Information set forth herein so as to be continuously protected.

4.2 Limited Disclosure and Use. Each Party agrees that any disclosure of the other Party’s Confidential Information to any officer, employee, consultant or agent of the other Party or any of its Affiliates or Sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to the extent any such persons are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Each Party further agrees not to disclose or transfer the other Party’s Confidential Information to any Third Parties under any circumstance without the prior written approval from the other Party (such approval not to be unreasonably withheld), except as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause its Affiliates or Sublicensees to take such action, to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, using, in all such circumstances, not less than reasonable care. Each Party, upon the request of the other Party, will return all the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, within sixty (60) days of such request or, if earlier, the termination or expiration of this Agreement; provided however, that a Party may retain (i) any Confidential Information of the other Party relating to any license which expressly survives such termination, and (ii) one (1) copy of all other Confidential Information in inactive archives in legal counsel’s files solely for the purpose of establishing the contents thereof.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3 Publicity. Neither Party may publicly disclose the existence or terms or any other matter of fact regarding this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may make such a disclosure (i) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (ii) with respect to Company, to any prospective Sublicensees, or to investors, prospective investors, lenders and other potential financing sources, who are obligated to keep such information confidential. The Parties, upon the execution of this Agreement, will mutually agree to a press release with respect to this transaction for publication. Once such press release or any other written statement is approved for disclosure by both Parties, neither Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

4.4 Use of Name. Neither Party shall employ or use the name of the other Party in any promotional materials or advertising without the prior express written permission of the other Party.

5. OWNERSHIP OF IDEAS, COPYRIGHTS AND PATENTS

5.1 Company Inventions. All Technology, whether patentable, copyrightable or not, which is solely conceived, reduced to practice or developed by the Company, its employees, agents (it being agreed to by the Parties that the Service Provider shall not be deemed to be an agent of the Company with respect to this Section 5.1) or its Affiliates (the “Company Inventions”) is the sole and exclusive property of the Company, and the Service Provider shall not exploit any of the Company Inventions.

5.2 Service Provider Inventions. All Technology, whether patentable, copyrightable or not, which is solely conceived, reduced to practice or developed by the Service Provider, its Affiliates or any of their employees, agents (it being agreed to by the Parties that the Company shall not be deemed to be an agent of the Company or any if its Affiliates with respect to this Section 5.2) is the sole and exclusive property of the Service Provider. With respect to Technology described in the preceding sentence which is developed in the course of performance of the Services (the “Service Provider Inventions”), the Service Provider hereby grants to the Company, subject to the terms and conditions of this Agreement, an exclusive (even as to Service Provider and its Affiliates), worldwide, license, including the right to grant sublicenses, under such Service Provider Inventions: (a) to conduct research and development in support of the licensed uses describe in clause (b) of this Section, and (b) to make, have made, import, export, use, offer for sale or sell products in the Licensed Field. The foregoing license shall be granted without an obligation to pay royalties to Service Provider, except as provided in the License Agreement.

5.3 Joint Inventions. All Technology conceived, developed or reduced to practice jointly by employees or consultants of both Parties in the course of performance of the Services shall be jointly owned by them (“Joint Inventions”). For purposes of this Section 5.3 Technology that is the subject of a patent application shall be deemed to have been developed jointly by employees or consultants of Company and Service Provider, and thus be a Joint Invention, if at least one employee or consultant of each of

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Company and Service Provider is required to be named as an inventor in such application in order for such patent to be valid, and a comparable concept shall apply to Technology not the subject of a patent application. Service Provider hereby grants to the Company, subject to the terms and conditions of this Agreement, an exclusive (even as to Service Provider and its Affiliates), worldwide, license, including the right to grant sublicenses, under Joint Inventions:

5.3.1	(i) to conduct research and development in support of the licensed uses describe in subclause (ii) of this pargrapgh 5.3.1, and (ii) to make, have made, import, export, use, offer for sale or sell Licensed Products which embody such Joint Inventions, all without obligations to pay royalties to Service Provider except as provided in the License Agreement; and

5.3.2	(i) to conduct research and development in support of the licensed uses describe in subclause (ii) of this paragraph 5.3.2, and (ii) to make, have made, import, export, use, offer for sale or sell products other than Licensed Products but in the Licensed Field which embody such Joint Inventions (“In-Field Products”), subject to the royalty payment obligations as set forth herein.

The Company hereby grants to Service Provider, subject to the terms and conditions of this Agreement, an exclusive (even as to the Company and its Affiliates), worldwide, royalty-free, fully paid-up, license, including the right to grant sublicenses, under Joint Inventions: (y) to conduct research and development in support of the licensed uses describe in clause (z) of this Section, and (z) to make, have made, import, export, use, offer for sale or sell products other than products for the treatment of spinal disorders.

5.4 Exploitation of Joint Inventions (i) as to the Treatment of Spinal Disorders Outside of Licensed Field; and (ii) if One or More Licenses no Longer Exists under Section 5.3. The Parties agree neither Party may practice, sell, license or otherwise grant rights to or exploit, or pursue infringers of, Joint Inventions: (i) [***] without the prior written consent of the other Party, which consent may not be unreasonably withheld. It is agreed that it shall not be unreasonable for a Party to refuse its consent to any such practice, sale, license or other grant of rights or exploitation, or pursuit of infringers, if the other Party Provider does not propose to share the economic benefits of such practice, sale, license or other grant of rights or exploitation equally with the Party whose consent is required.

5.5 Royalties. The Company shall pay to Service Provider within thirty (30) days of the end of each calendar quarter earned royalties of [***] of Net Sales during such calendar quarter. Each royalty payment shall (i) be accompanied by a report specifying: the Net Sales (including an accounting of deductions taken in the calculation of Net Sales) and (ii) state the applicable exchange rate used in conversion from any foreign country’s currency to United States Dollars (which conversion shall be determined in accordance with Section 5.6). All payments hereunder shall originate in the United States and be made in United States dollars.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.6 Conversion. Conversion of foreign currency to United States dollars shall be made at the conversion rate existing in the United States (as reported in The Wall Street Journal) on the last business day of the quarter immediately preceding the applicable calendar quarter. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States as the Parties reasonably agree.

5.7 Tax Withholding; Restrictions on Payment. All taxes, assessments and fees of any nature levied or incurred on account of any payments from the Company to Service Provider accruing under this Agreement, by national, state or local governments, will be assumed and paid by the Company, except taxes levied thereon as income to Service Provider and if such taxes are required by applicable law to be withheld by the Company they will be deducted from payments due to Service Provider and will be timely paid by the Company to the proper taxing authority for the account of Service Provider, a receipt or other proof of payment therefore secured and sent to Service Provider as soon as practicable. The Company shall remit all payments to Service Provider hereunder from within the United States.

5.8 Records. The Company shall keep accurate books and accounts of the computation of the number of In-Field Products sold and the Net Sales of the Company, its Affiliates and Sublicensees of In-Field Products, and shall cause such Affiliates and Sublicensees to keep such records of their respective sales of In-Field Products and Net Sales, in sufficient detail to permit accurate determination of all figures necessary for verification of payments required to be paid hereunder, which books and accounts shall be maintained for at least three (3) years from the end of the calendar year to which they pertain.

5.9 Review. At the request of Service Provider, which shall not be made more frequently than once per calendar year during the Term, on a business day designated by Service Provider upon at least thirty (30) days’ prior written notice to the Company, the Company shall permit, under confidentiality obligations with terms substantially the same as those hereunder, an independent certified public accountant reasonably selected by Service Provider and reasonably acceptable to the Company to inspect (during regular business hours) the relevant records required to be maintained by the Company under Section 5.8. In the event such inspection reveals an underpayment, such underpayment shall be due and payable by the Company within thirty (30) days of the date of such inspection, together with interest thereon from the date the amount due but unpaid was first due until the date paid, at the lower of 12 percent (12%) per annum or the maximum rate permitted by applicable law. Such inspection shall be at the expense of Service Provider unless there is an underpayment that differs by greater than five percent (5%) from the amount that was otherwise due, in which event the Company shall also pay the reasonable costs of the inspection. The foregoing is without prejudice to the right of the Company to dispute the conclusion of the accountant, but such dispute shall not relieve the Company of its obligation to pay interest and, under the circumstances described, costs of inspection as to amount actually due.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.10 Prosecution of Patents as to Service Provider Inventions and Joint Inventions. Service Provider shall be responsible for, and shall use reasonable efforts in, preparing, applying for and filing, prosecuting, obtaining and maintaining (collectively “Prosecuting”, with “Prosecution” having a corresponding meaning) in the name of Service Provider any patents that may be available with respect to Service Provider Inventions and in the name of the Parties any patents that may be available with respect to Joint Inventions, in each case in the [***](and elsewhere as it may elect), using patent counsel reasonably chosen by Service Provider (which in any event includes Levine Bagade Han LLP), and for maintaining any patents obtained thereon. Company shall reimburse Service Provider against invoices issued no more often than monthly for reasonable costs, including attorney’s fees, incurred by Service Provider in all such Prosecution. Service Provider shall keep the Company reasonably appraised as to the Prosecution of each such patent application. Service Provider agrees to send Company copies of all file histories and prosecution documents for each of the patent applications related to the Service Provider Inventions within thirty (30) days of receipt by Service Provider.

5.11 Requests for Prosecuting Other Patents as to Service Provider Inventions and Joint Inventions. Company may reasonably request that Service Provider at Company’s expense seek patent protection of the Service Provider Inventions or Joint Inventions in addition to that contemplated by Section 5.10 by written notice to Service Provider. Service Provider shall have the right in its discretion to refuse to seek any additional patent protection in response to a request from Service Provider in accordance with this Section 5.11 (a “Refused Patent”) by giving prompt written notice to Company. Company shall be permitted, but not obligated, to assume Prosecution, in its name, as to any Refused Patent, at its cost and expense, and Service Provider shall have no license to such Refused Patents.

5.12 Abandonment, Refusal and Rights as to Prosecuting Other Patents as to Service Provider Inventions and Joint Inventions. Company shall have the right in its discretion to cease to pay for the Prosecution of patent protection as to any Service Provider Inventions or Joint Inventions then being paid for by it as contemplated by Section 5.10 or 5.11 by giving written notice to Service Provider at least sixty (60) days prior to ceasing such payment (“Discontinued Patents”), and in such event need not pay for expenses of Prosecution incurred after the end of such sixty (60) day period. Service Provider shall be permitted, but not obligated, to assume Prosecution as to any Discontinued Patent, at its cost and expense, and Company shall have no license to such Discontinued Patents and as to Discontinued Patents with respect to Joint Inventions all interests of the Company therein shall be and hereby are assigned to Service Provider effective as of the end of such sixty (60) day notice period.

5.13 Cooperation. In any event each Party will, and will cause its employees and consultants to, provide any assistance and executed agreements and instruments as are reasonably requested by a Party which is seeking to obtain in accordance herewith patents or other protection with respect to any Service Provider Inventions or Joint Inventions or otherwise to give effect to the terms of this Agreement.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.14 Notice of Infringement or Claims. If, during the Term, either Party learns of any (i) actual, alleged or threatened infringement by a Third Party of any Service Provider Inventions and Joint Inventions or (ii) attack on the enforceability or validity of any to Service Provider Inventions and Joint Inventions, then such Party shall promptly notify the other Party of the same and shall provide such other Party with available details as to and evidence of such infringement, suit or claim.

5.15 Service Provider Inventions and Joint Invention Intellectual Property Enforcement. Company shall have the first right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of Service Provider Inventions and/or Joint Inventions to the extent an applicable exclusive license under Sections 5.2 or 5.3 with respect to such Service Provider Inventions and/or Joint Inventions remains in effect. Such right includes the right to settle the infringement claim, provided that if such settlement would include Company’s agreement to the invalidity or unenforceability of any claim within such intellectual property rights, Service Provider must first approve in writing such settlement, which approval shall not be unreasonably withheld. Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken by Company under this Section 5.15, shall be applied as follows:

(a) first, to reimburse the cost of the Company for its reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action;

(b) second, to reimburse the costs of Service Provider for its reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in such enforcement action;

(c) third, to the Company in reimbursement for lost sales associated with Licensed Products and to Service Provider in reimbursement for lost royalties, it being agreed that for such purpose such lost sales shall equate to Net Sales; and

(d) fourth, any amounts remaining shall be allocated to each Party on a pro rata basis based on each Party’s losses attributable to the infringement.

If Company brings any such action or proceeding hereunder, Service Provider agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and to give Company reasonable assistance and authority to file and prosecute the suit. In no event shall Service Provider being a party to or represented in any such action by Company affect the right of Company to control the suit as described in the first sentence of this Section 5.15. If Company fails to take any action it is permitted to take by this Section 5.15 to obtain a discontinuance of such infringement or to bring suit against the infringer within four (4) months of having knowledge of such infringement, Service Provider shall have the right but not the obligation to enforce such Service Provider Inventions and/or Joint Inventions at its expense and for its sole benefit. For the avoidance of doubt, neither Company’s nor Service Provider’s failure to enforce the rights set forth in this Section 5.15 in any way affects the rights granted to or responsibilities of either Party under the Agreement.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.16 Joint Invention Intellectual Property Enforcement. Service Provider shall have the first right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of Joint Inventions to the extent the exlcusive license in its favor under Section 5.3 with respect to such Joint Inventions remains in effect. Such right includes the right to settle the infringement claim, provided that if such settlement would include Service Provider’s agreement to the invalidity or unenforceability of any claim within such intellectual property rights, Company must first approve in writing such settlement, which approval shall not be unreasonably withheld. Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken by Service Provider under this Section 5.16, shall be applied as follows:

(a) first, to reimburse the cost of the Company for its reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action;

(b) second, to reimburse the costs of Service Provider for its reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in such enforcement action; and

(c) third, any amounts remaining shall be allocated to each Party on a pro rata basis based on each Party’s losses attributable to the infringement.

If Service Provider brings any such action or proceeding hereunder, Company agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and to give Service Provider reasonable assistance and authority to file and prosecute the suit. In no event shall Company being a party to or represented in any such action by Service Provider affect the right of Service Provider to control the suit as described in the first sentence of this Section 5.16. If Service Provider fails to take any action it is permitted to take by this Section 5.16 to obtain a discontinuance of such infringement or to bring suit against the infringer within four (4) months of having knowledge of such infringement, Company shall have the right but not the obligation to enforce such Joint Inventions at its expense and for its sole benefit. For the avoidance of doubt, neither Company’s nor Service Provider’s failure to enforce the rights set forth in this Section 5.16 in any way affects the rights granted to or responsibilities of either Party under the Agreement.

5.17 Other Service Provider Inventions and Joint Patent Enforcement. Except to the extent the right to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of Service Provider Inventions or Joint Inventions as set forth in Sections 5.4, 5.15 and 5.16, Service Provider shall have the sole right (but not the obligation), at its own expense and

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of any intellectual property rights that are based on Service Provider Inventions or Joint Inventions. Such right includes the right to settle the infringement claim, provided that if such settlement would include Company’s agreement to the invalidity or unenforceability of any claim within such intellectual property rights, Company must first approve in writing such settlement, which approval shall not be unreasonably withheld.

6. REPRESENTATIONS AND WARRANTIES OF SERVICE PROVIDER. As of the Effective Date and the Amendment Date, Service Provider represents and warrants to Company as follows:

6.1 it has the right to grant the licenses set forth herein free and clear of all encumbrances; and

6.2 it is not a party to any agreements which would prevent the performance of the obligations of the Service Provider contained in this Agreement.

7. REPRESENTATIONS AND WARRANTIES OF EACH PARTY AND HOLDINGS. As of the Effective Date, each Party and Holdings represents and warrants as follows:

7.1 the execution, delivery and performance of this Agreement will not constitute a violation, be in conflict with, or result in a breach of any agreement or contract to which it is bound;

7.2 it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

7.3 the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

7.4 it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

7.5 it shall at all times comply with all applicable material laws and regulations relating to its activities under the Agreement.

8. INDEMNITY

8.1 Company Indemnity. Company shall indemnify, defend and hold harmless Service Provider, its Affiliates and their respective directors, officers, employees, stockholders and agents and their respective successors, heirs and assigns (the “Service Provider Indemnitees”) from and against any claims, liability, damage, loss or expense (including reasonable attorneys’ fees and

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expenses of litigation) incurred by or imposed upon such Service Provider Indemnitee, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments to the extent arising out of or related to (i) the design, development, testing, production, manufacture, supply, promotion, marketing, importation, sale, use or instructions for use of any Licensed Product or In-Field Products (or any component thereof) manufactured or sold by Company or any Affiliate or Sublicensee under this Agreement, including without limitation any claims that (a) the design of any Licensed Product or In-Field Products by Company or a Sublicensee that incorporates the Technology developed pursuant to this Agreement infringed the intellectual property right of any Third Party, or (b) any Licensed Products sold by Company or any Affiliate or Sublicensee that incorporates the Technology developed pursuant to this Agreement caused the death of any person or any injury to any person or property, (ii) any material breach of any representation or warranty by Company in Article 7 of this Agreement.

8.2 Service Provider Indemnity. Service Provider shall indemnify, defend and hold harmless Company, its Affiliates and their respective directors, officers, employees, stockholders and agents and their respective successors, heirs and assigns (the “Company Indemnitees”) from and against any claims, liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Company Indemnitee, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments to the extent arising out of any claims that any material breach of any representation or warranty by Service Provider in Articles 6 and 7 of this Agreement.

8.3 Indemnification Procedures. In the event that any Indemnitee is seeking indemnification under Sections 8.1 or 8.2 above from a Party (the “Indemnifying Party”), the Indemnitee shall notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party seeking indemnification, on behalf of itself and such Indemnitee, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The indemnification obligations under Article 8 shall not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by Article 8.

9. TERM AND TERMINATION

9.1 Term. This Agreement shall be effective on the Effective Date and shall continue in full force and effect until terminated as permitted herein.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2 Termination for Breach. If (i) one Party defaults in the performance of, or fails to perform, any of its material obligations under this Agreement, and such default is not remedied within ten (10) days of the receipt of written notice from the non-defaulting Party; or (ii) one Party defaults in the performance of, or fails to perform, any of its material obligations under the License Agreement, and such default is not remedied within the cure period permitted by the License Agreement, and the non-defaulting party terminates the License Agreement by reason thereof, then the non-defaulting Party shall have the right to terminate this Agreement upon written notice and avail itself of any and all rights and remedies to which it may be entitled in accordance with the applicable provisions of this Agreement.

9.3 Return of Materials. Upon expiration or termination of this Agreement for any reason each Party shall immediately return to the receiving Party all property belonging to the other Party, including without limitation all Confidential Information in the receiving Party’s possession or control, any and all notes, drawings, lists, memoranda, magnetic disks or tapes, or other recording media containing such Confidential Information, whether alone or together with nonconfidential information, all documents, reports, files, memoranda, records, software, credit cards, door and file keys, computer access codes, disks and instructional manuals, or any other physical or personal property that the receiving Party received during the Term. If any such property is not in the receiving Party’s possession and control, the receiving Party shall use its best efforts to obtain and return the same. The receiving Party will be entitled to retain one (1) copy of all Confidential Information received in an archived format for recordkeeping and legal purposes.

9.4 Certain Effects of Termination. Upon any termination of this Agreement by:

(a) Service Provider pursuant to Section 9.2 hereof, as of the effective date of such termination: (i) all relevant licenses and sublicenses granted by Service Provider to Company hereunder with respect to the Service Provider Inventions, and any sublicense granted by Company to any Sublicensee with respect to the Service Provider Inventions, shall terminate automatically, (ii) the unmade payments under Section 3.1 will survive such termination and become immediately due and payable; (iii) all relevant licenses and sublicenses granted by Service Provider to Company hereunder with respect to the Joint Inventions, and any permitted sublicense granted by Company to any Sublicensee with respect to the Joint Inventions, shall terminate automatically, (iv) all relevant licenses and sublicenses granted by Company to Service Provider hereunder with respect to the Joint Inventions, and any permitted sublicense granted by Service Provider to any Sublicensee with respect to the Joint Inventions, shall continue in full force and effect, and (v) with respect to any Joint Invention, the rights and obligations of the Parties set forth in Section 5.4, Sections 5.5 through 5.9 (inclusive) (with respect to any Net Sales before the date of such termination), Sections 5.10 through 5.14 (inclusive), Section 5.16 and 5.17 shall survive such termination, and

(b) Company pursuant to Section 9.2 hereunder, as of the effective date of such termination: (i) all relevant licenses and sublicenses granted by Service Provider to Company hereunder with respect to the Service Provider Inventions, and any sublicense granted by Company to any Sublicensee with respect to the Service Provider Inventions, shall terminate

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

automatically, (ii) all relevant licenses and sublicenses granted by Service Provider to Company hereunder with respect to the Joint Inventions, and any permitted sublicense granted by Company to any Sublicensee with respect to the Joint Inventions, shall terminate automatically; (iii) notwithstanding the terminations set forth in subsections (i) and (ii) above, Company and its Affiliates and Sublicensees shall have the right, for nine (9) months or such longer time period as upon which the Parties mutually agree in writing, to sell or otherwise dispose of all finished Licensed Products then on hand, with royalties to be paid as provided for in the License Agreement, (iv) all relevant licenses and sublicenses granted by Company to Service Provider hereunder with respect to the Joint Inventions, and any permitted sublicense granted by Service Provider to any Sublicensee with respect to the Joint Inventions, shall survive, and (v) with respect to any Joint Invention, the rights and obligations of the Parties set forth in Section 5.4, Sections 5.5 through 5.9 (inclusive) (with respect to any Net Sales before the date of such termination), Sections 5.10 through 5.14 (inclusive), Section 5.16 and 5.17 shall survive such termination.

10. NOTICES

All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by nationally-recognized overnight courier service providing evidence of receipt, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. The addresses and other contact information for the parties are as follows:

If to Service Provider:	Stout Medical Group LP 410 East Walnut Street, Suite #8, Perkasie, Pennsylvania 18944 (215) 450-8860 (ext. 102) Attn: Chief Executive Officer

With a copy to:	Oppenheimer Wolff & Donnelly Plaza VII Building, Suite 3300 45 South Seventh Street Minneapolis, Minnesota 55402 (612) 607-7397 Attn: Dennis P. Whelpley

If to Company:	Alphatec Spine, Inc. 5818 El Camino Real Carlsbad, CA 92008 (760) 431-9286 Attn: President and CEO

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by the recipient, (iii) if sent by nationally-recognized overnight courier, on the day such notice is delivered to the recipient, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

11. GENERAL

11.1 Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York.

11.2 Limitations. Except as expressly set forth in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

11.3 Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

11.4 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

11.5 Headings. Section, Subsection and Paragraph headings are inserted for convenience of reference only and do not form part of this Agreement.

11.6 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned, delegated or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other Party; provided that a Party may freely assign this Agreement, including all rights and obligations hereunder, at any time to any entity acquiring in the same transaction substantially all of such Party’s business and assets, including those to which this Agreement relates, whether by way of sale, merger, consolidation or other transaction without the prior written consent of the other Party. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 11.7 shall be void. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.7 Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, for so long as and to the extent that such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

11.8 Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

11.9 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not thereby materially diminished. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.10 Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

11.11 Section 365(n). All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code. The Parties agree that Company may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, regardless of whether either Party files for bankruptcy in the United States or other jurisdiction.

11.12 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.13 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.14 Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Sections 9.3, 9.4 and Articles 4, 8, 10, and 11 (to the extent relevant) shall survive the expiration or termination of this Agreement.

11.15 Guarantee and Agreement of Alphatec Holdings, Inc. By its signature below, Holdings hereby guarantees the full and timely payment and performance of all obligations of Company under this Agreement and agrees to issue shares to Service Provider consistent with the terms of this Agreement, including without limitation Section 3.2 hereof.

[Signature Page Follows]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties and Holdings have caused this Agreement to be executed by their duly authorized representative.

ALPHATEC SPINE, INC.		STOUT MEDICAL GROUP, LP:
		By:	Stout Medical Group, Inc.
Its: General Partner

By:	/s/ Dirk Kuyper	By:	/s/ Tom Molz
Name: Dirk Kuyper		Name: Tom Molz
Title: President and CEO		Title: President and CEO

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
Name: Dirk Kuyper
Title: President and CEO

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

STATEMENT OF WORK

[***]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.